As filed with the Securities and Exchange Commission on: May 19, 2008
Registration No. 333-133511
U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
ON FORM S-1
TO
REGISTRATION STATEMENT
ON
FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SHUMATE INDUSTRIES, INC.

(Name of small business issuer in its charter)

Delaware (State or jurisdiction of incorporation or organization)	3440 (Primary Standard Industrial Classification Code Number)	03-0453686 (I.R.S. Employer Identification No.)
12060 FM 3083, Conroe, Texas 77301, (936) 539-9533

(Address and telephone number of principal executive offices and principal place of business)

12060 FM 3083, Conroe, Texas 77301, (936) 539-9533

(Address of principle place of business or intended place of business)

Larry C. Shumate, Chief Executive Officer, 12060 FM 3083, Conroe, Texas 77301, (936) 539-9533

(Name, address and telephone number of agent for service)

Copies to:

Marc A. Indeglia, Esq., Indeglia & Carney, P.C., 1900 Main Street, Suite 125, Irvine, California 92614, (949) 679-9545
_______________

EXPLANATORY NOTE

On June 5, 2006, we filed a registration statement on Form SB-2, as amended (File No 333-33511) covering 6,405,500 shares of our Common Stock to be sold by certain stockholders (the “Registration Statement”). On June 30, 2006, the Securities and Exchange Commission declared the Registration Statement effective.

The Registration Statement was filed to register shares of our Common Stock issued, or issuable upon exercise of warrants, to certain accredited investors for a private placement. The selling stockholders resold 3,574,333 shares initially registered under the Registration Statement.

In accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-B , under the Securities Act of 1933, we respectfully request that eh Commission withdraw the Registration Statement. Accordingly, we hereby de-register the 2,831,167 shares of our Common Stock registered pursuant to the Registration Statement remaining unsold thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in Conroe, Texas, on May 19, 2008.

SHUMATE INDUSTRIES, INC. By: /s/ Larry C. Shumate Larry C. Shumate Chief Executive Officer By: /s/ Matthew C. Flemming Matthew C. Flemming Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated.

Signatures	Title	Date

/s/ Larry C. Shumate Larry C. Shumate	Chairman, President and Chief Executive Officer (Principal Executive Officer)	May 19, 2008

May 19, 2008
/s/ Matthew C. Flemming Matthew C. Flemming	Executive Vice President, Chief Financial Officer Treasurer, Secretary and Director (Principal Financial and Accounting Officer)	May 19, 2008
*

Russell T. Clark	Chief Operating Officer and Director	May 19, 2008

Francis X. Marshik	Director
May 19, 2008
Steven B. Erikson	Director

*		May 19, 2008
Leo C. Womack	Director

*
Kenton Chickering III	Director	May 19, 2008

Frank Jungers	Director	May 19, 2008

* /s/ Matthew C. Flemming By: Matthew C. Flemming, Attorney in Fact